UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2020

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 8.01. Other Events.

As previously disclosed in its Current Report on Form 8-K filed on March 5, 2020, Crescent Capital BDC, Inc. (“Crescent BDC”) implemented a stock repurchase program (the “Crescent BDC repurchase program”) that commenced on March 2, 2020, and which will be in effect through January 31, 2021, unless extended, or until the aggregate approved repurchase amount has been expended. Pursuant to the Crescent BDC repurchase program Crescent BDC may repurchase up to $20 million in the aggregate of its outstanding common stock in the open market at any time the shares are traded below 90% of Crescent BDC’s most recently disclosed combined net asset value.

In addition, certain officers of Crescent BDC and employees of Crescent Capital Group have advised Crescent BDC that they intend to implement a separate stock purchase program (the “Crescent employee purchase program”), which will purchase shares of Crescent BDC in the open market on substantially similar terms as the Crescent BDC repurchase program. The Crescent employee purchase program, which totals $3.5 million in commitments, will commence trading April 6, 2020, and will count towards and reduce dollar-for-dollar Crescent BDC’s commitment under the Crescent BDC repurchase program.  The Crescent BDC repurchase program and the Crescent employee purchase program will purchase shares of Crescent BDC pro rata, after accounting for shares purchased by the Crescent BDC repurchase program prior to the commencement of the Crescent employee purchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: March 10, 2020	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer